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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported):   March 29, 2002
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                             SONIC AUTOMOTIVE, INC.
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               (Exact Name of Registrant as Specified in Charter)

                                    Delaware

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                 (State or Other Jurisdiction of Incorporation)

         1-13395                                      56-201079
(Commission File Number)                (I.R.S. Employer Indentification No.)

5401 E. Independence Boulevard Charlotte, North Carolina         28212
(Address of Principal Executive Offices)                      (Zip Code)

       Registrant's telephone number, including area code: (704) 566-2400



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Item 2.  Acquisition or Disposition of Assets

     On March 29, 2002, Sonic Automotive, Inc. ("Sonic") acquired 15 automobile dealerships owned directly or indirectly by Donald E. Massey (the "Massey Acquisition") in a series of related transactions. The acquired dealerships are located in California, Colorado, Florida, North Carolina, Michigan, Tennessee and Texas, and sell the following brands of new vehicles: Buick, Cadillac, Chevrolet, GMC, Oldsmobile, Pontiac, Rolls Royce/Bentley and Saab.

     As part of the Massey Acquisition and pursuant to an an Asset Purchase Agreement, dated as of January 11, 2002, by and between Sonic and The Donald E. Massey Revocable Trust (the "Trust"), Sonic acquired all of the inventory, equipment and other assets of Capitol Cadillac, Inc., a Michigan corporation, Don Massey Buick, Inc., a Colorado corporation, Don Massey Cadillac, Inc., a Colorado corporation, Don Massey Cadillac, Inc., a Michigan corporation, Don Massey Cadillac, Inc., a Texas corporation, Massey Cadillac, Incorporated, a Florida corporation, Massey Cadillac-Oldsmobile, Ltd., a Florida limited partnership, Massey Cadillac, Inc., a California corporation, and Massey Chevrolet, Inc., a California corporation, and certain of the inventory, equipment and other assets of Crest Cadillac, Inc., a Tennessee corporation. Pursuant to the Asset Purchase Agreement, Sonic paid approximately $95.8 million in cash and assumed approximately $108.8 million in vehicle floor plan debt (under Sonic's existing floor plan credit facilities with General Motors Acceptance Corporation and Chrysler Financial Company LLC). Sonic did not acquire all of the ordinary course of business assets of these dealerships, such as accounts receivable, and also did not assume any ordinary course of business liabilities of these dealerships, such as accounts payable and other accrued liabilities. Accordingly, the amount of consideration for this asset purchase transaction may not reflect normal working capital investment in dealership operations.

     Sonic also acquired all of the outstanding shares of Arngar, Inc., a North Carolina corporation, for approximately $14.3 million in cash pursuant to a Stock Purchase Agreement, dated as of January 11, 2002, by and between Sonic and the Trust.

     In addition, Sonic acquired all of the issued and outstanding shares of Massey Cadillac, Inc., a Texas corporation, and Massey Cadillac, Inc., a Tennessee corporation, for 1,470,588 shares of Sonic's Class A Common Stock pursuant to a Stock Purchase Agreement, dated as of January 11, 2002, by and between Sonic and the Trust. These shares had an aggregate fair market value of approximately $44 million based on the $29.98 closing price of Sonic's Class A Common Stock on the New York Stock Exchange on March 28, 2002. For purchase accounting purposes, however, Sonic has valued the 1,470,588 shares of Class A Common Stock issued pursuant to this Stock Purchase Agreement at approximately $38.0 million. The total number of shares issued in the Massey Acquisition is subject to adjustment based upon indemnification or other obligations of the sellers that arise within 90 days of the closing date.

     With respect to the shares of Sonic's Class A Common Stock issued to the Trust pursuant to the Stock Purchase Agreement, the Trust has agreed to certain "lock-up" arrangements for a period of two years following April 1, 2002. Specifically, the Trust has agreed that, subject to the exceptions described below, the Trust will not directly or indirectly, offer, pledge, sell, sell short, contract to sell, or grant any option, right or warrant for the sale of, any of the shares, nor

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will it enter into any swap or other hedging transaction or arrangement that transfers, in whole or in part, the economic consequence of ownership of the shares. The only exceptions to the Trust's obligations in this regard are that
(i) during the nine month period commencing on July 1, 2002 and terminating on March 31, 2003, the Trust may sell up to 200,000 shares of our Class A Common Stock during each calendar quarter of such period, provided that it may sell no more than 10,000 shares on any single trading day and (ii) during the period commencing on April 1, 2003 and terminating on March 29, 2004, the Trust may sell such number of shares of Class A Common Stock from time to time that would otherwise be permitted under the volume restrictions of Rule 144(e) of the Securities Act of 1933, as amended.

     The total purchase price for the Massey Acquisition was based on Sonic's internally determined valuation of the dealerships and their assets. The cash portion of the purchase price for the Massey Acquisition was financed by cash generated from Sonic's existing operations and by borrowings under Sonic's revolving credit facility and floor plan facility with Ford Motor Credit Company, Chrysler Financial Company LLC and Toyota Motor Credit Corporation.

     In addition to the assets acquired above, Sonic also acquired a parcel of real property located in Houston, Texas for approximately $4.0 million in cash. This purchase was financed by cash generated from Sonic's existing operations and by borrowings under Sonic's construction/mortgage credit facility with Ford Motor Credit Company. Sonic intends to sell this real property.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Businesses Acquired.

     Sonic has determined that the Massey Acquisition does not meet the conditions specified by Regulation S-X that would require the filing of financial statements of the businesses acquired.

     (b) Pro Forma Financial Information

     Sonic has determined that the Massey Acquisition does not meet the conditions specified by Regulation S-X that would require the filing of pro forma financial information regarding the businesses acquired.

     (c) Exhibits

Exhibit No.                              Description
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2.1*        Asset Purchase Agreement dated as of January 11, 2002 by and among
            Sonic and the Trust
2.2* Stock Purchase Agreement dated as of January 11, 2002 by and among Sonic and the Trust
2.3* Stock Purchase Agreement dated as of January 11, 2002 by and among Sonic and the Trust

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* Previously filed. Certain portions of these exhibits have been omitted pursuant to a request for confidential treatment filed with the Commission.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SONIC AUTOMOTIVE, INC.

                                  By:       /s/ Theodore M. Wright
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                                     Theodore M. Wright
                                     Executive Vice President, Chief Financial
                                     Officer and Treasurer
                                     (Principal Financial and Accounting
                                     Officer)

Dated: June 13, 2002

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